CASE NAME: Vanguard Airlines, Inc.			MONTHLY OPERATING REPORTS							FORM OPR-1A
CASE NUMBER: 02-50802-11-JWV			COMPARATIVE BALANCE SHEETS

	PETITION	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	DATE	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING
ASSETS	07/30/02						01/31/03	02/28/03	03/31/03	04/30/03	05/31/03	06/30/03
	(A)
CURRENT ASSETS
Cash	1,183,744						2,261,716	2,123,627	2,200,610	2,392,812	3,630,524	3,807,792
Accounts Receivable, Net (Sched. A)	7,281,816						6,177,675	6,238,394	6,246,857	6,204,280	5,453,082	5,457,099
Inventory, At Lower Of Cost Or Market	2,821,171						2,741,418	2,732,910	2,677,484	2,655,144	2,635,915	2,619,189
Prepaid Expenses	2,805,143						1,814,165	1,774,706	1,774,105	1,728,419	1,075,025	1,037,556
Collateral held by credit card processors	10,685,625						1,253,764	1,168,869	1,163,787	1,141,262	1,161,826	1,101,500

Total Current Assets	24,777,499						14,248,738	14,038,506	14,062,843	14,121,917	13,956,372	14,023,136

PROPERTY, PLANT & EQUIPMENT (Sched. B)	19,805,001						17,203,257	14,642,837	13,012,175	12,850,379	12,477,140	12,203,727
Less Accumulated Depreciation	12,184,735						10,749,191	9,084,418	8,105,481	8,038,360	7,922,765	7,761,086

Net Property	7,620,266						6,454,066	5,558,419	4,906,694	4,812,019	4,554,375	4,442,641

OTHER ASSETS (Describe)	0
Deferred debt issuance costs - warrants	686,638						686,638	686,638	686,638	686,638	686,638	686,638
Leased aircraft deposits	3,598,000						3,598,000	3,598,000	3,598,000	3,598,000	3,598,000	3,598,000
Security deposits	630,580						630,580	630,580	630,580	630,580	630,580	630,580
Other - Attachment 1	1,443,356						562,555	66,935	66,935	66,935	66,935	66,935
Total Other Assets	6,358,574						5,477,773	4,982,153	4,982,153	4,982,153	4,982,153	4,982,153

TOTAL ASSETS	38,756,339						26,180,577	24,579,078	23,951,690	23,916,089	23,492,900	23,447,930
[Note explanations on page 2]

I CERTIFY UNDER PENALTY OF PERJURY THAT THE FOLLOWING OPERATING REPORTS, CONSISTING OF ___ PAGES ARE TRUE AND CORRECT.
Date submitted_____ Signed____________Vivian C. Stewart, Controller Vivian C. Stewart, Controller

CASE NAME: Vanguard Airlines, Inc.			MONTHLY OPERATING REPORTS
CASE NUMBER: 02-50802-11-JWV			COMPARATIVE BALANCE SHEETS

	PETITION	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	DATE	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING
LIABILITIES & STOCKHOLDERS' EQUITY	07/30/02						01/31/03	02/28/03	03/31/03	04/30/03	05/31/03	06/30/03
	(A)
LIABILITIES
Post Petition Liabilities (Sched. C)							847,668	866,701	922,383	1,004,567	877,107	1,023,318

Pre Petition Liabilities
Notes Payable - Secured	7,735,867						7,735,867	7,735,867	7,684,237	7,684,237	7,684,237	7,684,237
Priority Debt	23,194,906						13,998,088	13,897,320	13,860,689	13,845,330	13,841,885	13,839,176
Unsecured Debt	65,313,623						67,039,956	66,593,608	66,581,406	66,653,649	66,839,620	66,884,256
Other	0

Total Pre Petition Liabilities	96,244,396						88,773,911	88,226,795	88,126,332	88,183,217	88,365,742	88,407,670

Total Liabilities	96,244,396						89,621,579	89,093,496	89,048,715	89,187,784	89,242,849	89,430,988

STOCKHOLDERS' EQUITY
Preferred Stock	590						590	590	590	590	590	590
Common Stock	43,099						43,099	43,099	43,099	43,099	43,099	43,099
Paid-In Capital	105,517,030						105,517,030	105,517,030	105,517,030	105,517,030	105,517,030	105,517,030
Retained Earnings
Through Filing Date	(163,048,776)						(163,048,776)	(163,048,776)	(163,048,776)	(163,048,776)	(163,048,776)	(163,048,776)
Post Filing Date	0						(5,952,945)	(7,026,361)	(7,608,968)	(7,783,638)	(8,261,892)	(8,495,001)

Total Stockholders' Equity	(57,488,057)						(63,441,002)	(64,514,418)	(65,097,025)	(65,271,695)	(65,749,949)	(65,983,058)

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	38,756,339						26,180,577	24,579,078	23,951,690	23,916,089	23,492,900	23,447,930

(A) 7/30/02 balances have been revised to replace estimates with actuals as they become known.

CASE NAME: Vanguard Airlines, Inc.									FORM OPR-2
CASE NUMBER: 02-50802-11-JWV		STATEMENT OF INCOME (LOSS)

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	6 MONTH
	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	TOTAL
						01/31/03	02/28/03	03/31/03	04/30/03	05/31/03	06/30/03	06/30/03

GROSS SALES (INCOME)						3,063	3,989	2,440	43,225	20,267	2,990	75,974

COST OF GOODS SOLD
Materials							0	0	0	0	0	0
Labor - Direct							0	0	0	0	0	0
Manufacturing Overhead							0	0	0	0	0	0
												0
Total Cost of Goods Sold						0	0	0	0	0	0	0

GROSS PROFIT						3,063	3,989	2,440	43,225	20,267	2,990	75,974

OPERATING EXPENSES
Selling and Marketing								0	0	0	0	0
Executive & Mgmt. Salaries						33,008	26,552	25,591	28,634	29,451	23,361	166,596
Office & Other Salaries						5,738	2,824	2,966	3,107	3,248	2,824	20,708
Rent (B)						14,701	14,701	14,701	14,701	14,701	14,701	88,205
Chargeback Fees and Write-offs - Attachment 2						49,430	17,433	12,386	5,388	1,939	0	86,577
Other - Attachment 2						82,753	65,264	(53,514)	8,489	18,245	6,789	128,027

Total Operating Expenses						185,631	126,774	2,130	60,320	67,584	47,676	490,114

OTHER EXPENSES
Quarterly Fees						1,250	1,250	1,250	1,250	1,250	1,250	7,500
Depreciation								0	0	0	0	0
Loss on Disposition of Assets - Attachment 3						62,841	838,705	401,106	70,748	246,059	42,842	1,662,302
Interest								0	0	0	0	0
Attorney's Fees						98,208	110,675	180,561	85,578	183,629	144,330	802,981
Other Professional Fees								0	0	0	0	0

Total Other Expenses						162,300	950,630	582,917	157,576	430,938	188,423	2,472,783
												0
Total Expenses						347,931	1,077,404	585,047	217,895	498,522	236,098	2,962,897

NET INCOME (LOSS)						(344,867)	(1,073,416)	(582,607)	(174,670)	(478,254)	(233,109)	(2,886,923)

CASE NAME: Vanguard Airlines, Inc.		STATEMENT OF SOURCE AND USE OF CASH								FORM OPR-3
CASE NUMBER: 02-50802-11-JWV
	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	6 MONTH
	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	TOTAL
						01/31/03	02/28/03	03/31/03	04/30/03	05/31/03	06/30/03	06/30/03
CASH DIFFERENCE
Current Ending Cash Balance						2,261,716	2,123,627	2,200,610	2,392,812	3,630,524	3,807,792	3,807,792
Less Ending Prior Month Balance						2,372,842	2,261,716	2,123,627	2,200,610	2,392,812	3,630,524	2,372,842

NET CASH INCREASE(DECREASE)						(111,126)	(138,089)	76,983	192,202	1,237,712	177,268	1,434,950

SOURCES OF CASH
Income (Loss) From Operations						(344,867)	(1,073,416)	(582,607)	(174,670)	(478,254)	(233,109)	(2,886,923)
Add: Non-cash items (Depr. & Amort.)						0	0	0	0	0	0	0

Cash Generated From Operations						(344,867)	(1,073,416)	(582,607)	(174,670)	(478,254)	(233,109)	(2,886,923)

Add: Decrease in Assets
Accounts Receivable						0	0	0	42,577	751,198	0	793,775
Inventory						3,660	8,508	55,426	22,340	19,229	16,726	125,889
Prepaid Expenses						54,884	39,459	601	45,686	653,394	37,469	831,493
Property, Plant & Equipment						89,576	895,647	651,725	94,675	257,644	111,734	2,101,001
Other Current Assets						160,270	84,895	5,082	22,525	0	60,326	333,098
Other Assets						0	495,620	0	0	0	0	495,620
												0
Increase in Liabilities:												0
Post Petition Liabilities						19,976	19,033	55,682	82,184	0	146,211	323,086
Pre Petition Liabilities						5,028	0	0	56,885	182,525	41,928	286,366

TOTAL SOURCES OF CASH						(11,473)	469,746	185,909	192,202	1,385,736	181,285	2,403,405

USE OF CASH
Subtract: Increase in Assets
Accounts Receivable						99,653	60,719	8,463	0	0	4,017	172,852
Inventory						0	0	0	0	0	0	0
Prepaid Expenses						0	0	0	0	0	0	0
Property, Plant & Equipment						0	0	0	0	0	0	0
Other Current Assets						0	0	0	0	20,564	0	20,564
Other Assets						0	0	0	0	0	0	0
												0
Decrease in Liabilities:												0
Post Petition Liabilities						0	0	0	0	127,460	0	127,460
Pre Petition Liabilities						0	547,116	100,463	0	0	0	647,579

TOTAL USE OF CASH						99,653	607,835	108,926	0	148,024	4,017	968,455

NET CASH INCREASE (DECREASE)						(111,126)	(138,089)	76,983	192,202	1,237,712	177,268	1,434,950

CASE NAME: Vanguard Airlines, Inc.
CASE NUMBER: 02-50802-11-JWV	SCHEDULE OF ACCOUNTS RECEIVABLE AGING				SCHEDULE A

	TOTAL
	ACCOUNTS	0-30	31-60	61-90	91-120	OVER 120
	RECEIVABLE	DAYS	DAYS	DAYS	DAYS	DAYS

Date of Filing:_7/29/02________	7,280,871	3,446,898	58,320	335,262	35,345	3,405,046
% of Total	100%	47.34%	0.80%	4.60%	0.49%	46.77%
		.
Month:__9/30/02_______________	5,506,873	$ 363,716	$ 88,531	$ 1,309,041	$ 45,466	$ 3,700,119
% of Total	100%	6.60%	1.61%	23.77%	0.83%	67.19%

Month:__10/31/02_______________	5,838,286	358,271	363,716	88,531	1,291,589	3,736,179
% of Total	100%	6.14%	6.23%	1.52%	22.12%	63.99%

Month:_11/30/02________________	6,010,216	183,078	358,271	363,716	88,531	5,016,620
% of Total	100%	3.05%	5.96%	6.05%	1.47%	83.47%

Month:__12/31/02_______________	6,078,022	80,347	183,078	358,271	363,716	5,092,610
% of Total	100%	1.32%	3.01%	5.89%	5.98%	83.79%

Month:___01/31/03______________	6,177,675	130,610	80,347	181,278	341,732	5,443,708
% of Total	100%	2.11%	1.30%	2.93%	5.53%	88.12%

Month:___02/28/03______________	6,238,394	134,197	118,043	45,622	174,239	5,766,293
% of Total	100%	2.15%	1.89%	0.73%	2.79%	92.43%

Month:___03/31/03_____________	6,246,857	52,257	104,500	114,350	41,686	5,934,064
% of Total	100%	0.84%	1.67%	1.83%	0.67%	94.99%

Month:___04/30/03_____________	6,204,280	72,302	1,982	74,990	112,154	5,942,851
% of Total	100%	1.17%	0.03%	1.21%	1.81%	95.79%

Month:___05/31/03_____________	5,453,082	43,724	17,238	1,777	71,416	5,318,927
% of Total	100%	0.80%	0.32%	0.03%	1.31%	97.54%

Month:___06/30/03_____________	5,457,099	28,986	18,755	17,238	1,777	5,390,343
% of Total	100%	0.53%	0.34%	0.32%	0.03%	98.78%

CASE NAME: Vanguard Airlines, Inc.	SCHEDULE OF FIXED ASSETS							SCHEDULE B
CASE NUMBER: 02-50802-11-JWV

MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
					01/31/03	02/28/03	03/31/03	04/30/03	05/31/03	06/30/03

FIXED ASSETS - Net Book Values:
Rotables					2,881,358	2,770,480	2,622,441	2,594,355	2,568,154	2,533,129
Office Equipment					2,113,767	1,402,327	1,338,760	1,300,596	1,071,757	1,065,828
Aircraft Improvements					-	-	-	-	-	-
Ground Equipment					805,117	805,117	517,995	502,529	502,529	433,088
Tools and Caliberated Tools					271,127	271,127	268,984	258,155	257,497	257,497
Leasehold Improvments					43,098	-	-	-	-	-
Vehicles					179,457	179,457	30,486	30,486	30,486	30,486
Furniture and Fixtures					160,141	129,910	128,028	125,897	123,952	122,612

Other_________________

TOTAL FIXED ASSETS - Net Book Value					6,454,066	5,558,419	4,906,694	4,812,019	4,554,375	4,442,641

CASE NAME: Vanguard Airlines, Inc.	SCHEDULE OF POST PETITION DEBT							SCHEDULE C
CASE NUMBER: 02-50802-11-JWV

MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
					01/31/03	02/28/03	03/31/03	04/30/03	05/31/03	06/30/03

TRADE ACCOUNTS PAYABLE					356,593	341,830	299,521	302,196	300,386	299,167

TAXES PAYABLE:
Federal Payroll Taxes
State Payroll Taxes
State Sales Taxes
Local Payroll Taxes
Real Estate & Pers. Prop. Taxes
Franchise Taxes					25,000	25,000	25,000	25,000	25,000	25,000

TOTAL TAXES PAYABLE					25,000	25,000	25,000	25,000	25,000	25,000

OTHER LIABILITIES:
Post Petition Secured Debt
Accrued Interest Payable
Other Accrued Liabilities					198,900	208,727	204,412	205,119	209,096	203,878
Payroll					16,664	14,542	13,490	7,214	2,416	1,297
Accrued Attorney's Fees					240,036	272,603	378,960	464,538	339,709	493,476
Accrued Chargeback Processing Fees					10,475	4,000	1,000	500	500	500

TOTAL OTHER LIABILITIES					466,076	499,872	597,862	677,371	551,721	699,151

TOTAL POST PETITION DEBT					847,668	866,701	922,383	1,004,567	877,107	1,023,318

CASE NAME: Vanguard Airlines, Inc.
CASE NUMBER: 02-50802-11-JWV

Other Assets - Attachment 1
		7/31/2002						1/31/03	2/28/03	3/31/03	4/30/03	5/31/03	6/30/03
		Amount	Amount	Amount	Amount	Amount	Amount	Amount	Amount	Amount	Amount	Amount	Amount
	Deferred Debt Costs
	1420-0-04-000
IAC		66,934.65						66,934.65	66,934.65	66,934.65	66,934.65	66,934.65	66,934.65

	Other Assets - LOC
	1890-0-01-000
Denver	PaineWebber Inc.	495,620.00						495,620.00	0.00	0.00	0.00	0.00	0.00
Pittsburgh	PaineWebber Inc.	69,904.00						0.00	0.00	0.00	0.00	0.00	0.00
Delta	PaineWebber Inc.	70,000.00						0.00	0.00	0.00	0.00	0.00	0.00

	New Aircraft Finders Fee
	1890-0-02-000
Seabury	MD-80s	645,909.68						0.00	0.00	0.00	0.00	0.00	0.00
Seabury	737s	94,987.48						0.00	0.00	0.00	0.00	0.00	0.00
				(1)	(1)

	Totals:	1,443,355.81						562,554.65	66,934.65	66,934.65	66,934.65	66,934.65	66,934.65

CASE NAME: Vanguard Airlines, Inc.							Attachment 2
CASE NUMBER: 02-50802-11-JWV

			Jan 03	Feb 03	Mar 03	Apr 03	May 03	Jun 03
Chargeback Fees and Write-offs
	Processing fees for credit card chargebacks	(2)	$ 15,475	$ 4,000	$ (925)	$ 175	$ -	$ -
	Chargeback write-offs	(1)	33,955	13,433	13,311	5,213	1,939	-
			$ 49,430	$ 17,433	$ 12,386	$ 5,388	$ 1,939	$ -

Other operating expenses
	Phone/data lines	(4)	$ 5,255	$ 5,167	$ (58,928)	$ 2,967	$ 2,401	$ 2,967
	Payroll taxes		4,131	2,434	2,174	2,410	2,629	1,995
	Other		279	1,164	2,056	(162)	797	634
	ADP (payroll processing fees)		801	6,062	523	565	617	575
	Employee T&E		-	927	-	-	817	520
	Ad-hoc labor		4,573	2,505	1,713	2,200	2,969	475
	Copier/fax rentals		104	104	104	104	131	104
	Freight		1,088	809	183	76	42	32
	Prepetition adjustments		6,808	(505)	(6,096)	(7,438)	27	(514)
	Insurance/General	(3)	33,881	35,762	4,714	4,714	2,719	-
	Revenue acctg fees		25,000	10,000	-	-	-	-
	Board of Director fees		833	833	-	-	-	-
	Creditor legal fees paid from deposits		-	-	-	3,053	4,962	-
	Office supplies		-	-	43	-	134	-
			-	-	-	-	-	-

			$ 82,753	$ 65,264	$ (53,514)	$ 8,489	$ 18,245	$ 6,789

(1)	Chargebacks arising from reasons other than cessation of operations where passenger already flew and Vanguard does not have a valid defense per credit card processors' rules.
(2)	Credit card chargeback processing fees were over accrued in February, resulting in a credit for March.
(3)	Insurance expense from February 2003 to March 2003 is lower due to the expiration and non-renewal of the D&O policy.
(4)	Phone/data lines expense adjusted in March 2003 for credits from Sprint for previous months.

CASE NAME: Vanguard Airlines, Inc.										Attachment 3
CASE NUMBER: 02-50802-11-JWV

			Jan 03	Feb 03	Mar 03		Apr 03		May 03	Jun 03

Loss on disposition of assets
	Sales of assets
	Net cash proceeds		$ 30,395	$ 65,447	$ 135,150		$ 57,766		$ 30,815	$ 85,617
	Debt forgiveness		-	-	62,100	(2)	-		-	-
	Payment to secured creditor		-	-	-		(11,500)	(4)	-	-
	Net proceeds		30,395	65,447	197,250		46,266		30,815	85,617
	Net book value		19,558	155,718	260,052		117,014		59,444	128,459
	(Gain)/Loss on sale		(10,837)	90,271	62,802		70,748		28,630	42,842

	Assets returned to secured creditors
	Debt amount per Vanguard's records		-	-	108,797	(3)	-		-	-
	Net book value		-	-	124,103		-		-	-
	(Gain)/Loss on return		-	-	15,306		-		-	-

	Adjust perpetual inventory to reflect actual quantities on hand		73,678	-	175,423		-		-	-

	Write-off of BER parts	(1)	-	-	147,575		-		-	-

	Write-off unmarketable intangible assets		-	705,336	-		-		217,430	-

	Write-off leasehold improvements related to rejected leased facilities		-	43,098	-		-		-	-

			$ 62,841	$ 838,705	$ 401,106		$ 70,748		$ 246,059	$ 42,842

(1)	As approved in Order Granting Motion For An Order Authorizing The Debtor To Abandon Property Of The Estate That Is Beyond Economic Repair dated March 26, 2003.
(2)	As approved in Order Granting Authority To Sell A Certain Ace Model 600180DDP Air Start Unit Pursuant to 11 U.S.C. 363 (b) dated March 7, 2003.
(3)	As approved in Order to allow Ford Motor Credit Company to foreclose on its collateral without further notice to Debtor dated March 7, 2003.
(4)

As approved in Order Granting Motion For Approval of Settlement With Bank Of Blue Valley dated April 11, 2003. Asset sales were booked in March, but payment to Bank of Blue Valley not made until April.